UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVBG	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2019, Everbridge, Inc. (the “Company”) and Robert W. Hughes, the Company’s President, Go-to-Market, mutually agreed that Mr. Hughes would resign from such position, effective on September 30, 2019. Subject to his execution of a general release of claims in favor of the Company and continuing compliance with certain restrictive covenants, Mr. Hughes will be entitled to receive severance payments and health and welfare benefits consistent with the terms of his employment agreement. A copy of Mr. Hughes’s employment agreement was attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2018. A copy of an amendment to Mr. Hughes’s employment agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: September 9, 2019	By:	/s/ Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary